UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Bendoraitis as Senior Vice President and Chief Operating Officer.

On September 18, 2013, the Company announced the appointment of John Bendoraitis, age 50, to serve as the Company's Senior Vice President and Chief Operating Officer. Mr. Bendoraitis is expected to commence his employment with the Company in mid-October 2013. Mr. Bendoraitis served most recently as Senior Vice President and Chief Operating Officer of Frontier Airlines, Inc., since March 2012. Prior to that, Mr. Bendoriaitis was President of Comair Airlines, from 2008 to 2012. Prior to Comair, Mr. Bendoraitis served from 2006 to 2008 as President of Compass Airlines and, for over 20 years, in several positions at Northwest Airlines, ending his career there as Vice President of Base Maintenance Operations.

Under the terms of an offer letter agreement between the Company and Mr. Bendoraitis, Mr. Bendoraitis will receive an initial annual base salary of $320,000, and he will be eligible for an annual performance-based bonus opportunity with a target achievement of 70% of his annual base salary and a maximum achievement of 200% of his annual base salary. In addition, the Company will grant to Mr. Bendoraitis, as an inducement for commencing employment with the Company, an equity incentive award having a grant date fair value of $1,350,000. The award will be comprised 50/50 of (i) restricted stock units with four-year vesting at a rate of 25% on each anniversary of the grant date; subject to Mr. Bendoraitis's continued service to the Company through each vesting date and (ii) performance share units that will pay out within 60 days following December 31, 2015 (also subject to continued employment through the payment date), in shares of common stock, at a rate from 0% to 200% of the nominal award amount, based on the ranking of the total shareholder return of the Company's common stock for the three years commencing on January 1, 2013 compared to the total shareholder return of the common stock of companies included in an industry peer group. Mr. Bendoraitis will also be eligible to receive an annual equity incentive grant in 2014, on the same terms and conditions as those for other senior officers of the Company.

In connection with Mr. Bendoraitis's appointment, the Company and Mr. Bendoraitis intend to enter into the Company's standard indemnification agreement, the form of which was filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 7.01 Regulation FD Disclosure.

On September 18, 2013, the Company issued a press release announcing Mr. Bendoraitis's appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release Announcing the Appointment of John Bendoraitis as Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2013	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name:     Thomas Canfield

Title:	Senior Vice President, General Counsel and Secretary